Exhibit 99-a

For Immediate Release

April 20, 2006

BellSouth Reports First Quarter Earnings

•	Normalized earnings per share of 54 cents, up 20 percent
•	Record DSL net additions, 3.1 million total DSL customers
•	Strong customer growth, revenue and margin from Cingular

ATLANTA – BellSouth Corporation (NYSE: BLS) announced first quarter 2006 earnings per share (EPS) from continuing operations of 43 cents, up 16 percent compared to the first quarter of 2005. Normalized EPS from continuing operations was 54 cents, a 20 percent increase compared to the first quarter of 2005. A list of normalizing items is provided in the table below.

“BellSouth’s strong earnings growth reflects improving trends in our operating results,” said Duane Ackerman, Chairman and Chief Executive Officer. “During the quarter, our revenue growth was driven by the addition of broadband and wireless customers, which demonstrated the strength of our portfolio in the marketplace.”

Normalized Results from Continuing Operations

Normalized results from continuing operations include BellSouth’s 40 percent proportionate share of Cingular’s revenues and expenses which are recognized as equity earnings for purposes of GAAP reporting. Normalized results also exclude the impact of significant nonoperational or nonrecurring items.

For the first quarter of 2006, normalized revenue was $8.7 billion, up 4.5 percent year-over-year generated by growth in Communications Group, Cingular and Advertising & Publishing. Operating margins were 21.9 percent, improving year-over-year and sequentially. Normalized net income of $983 million grew 20 percent compared to the first quarter of 2005 driven primarily by Cingular’s improved profitability.

Reported Results from Continuing Operations

For the first quarter of 2006, BellSouth’s consolidated reported revenue from continuing operations totaled $5.2 billion, up 1.6 percent compared to the same quarter of 2005. Income from continuing operations was $784 million compared to $683 million in the same quarter of the previous year.

For the first quarter of 2006, operating free cash flow (defined as net cash provided by operating activities less capital expenditures) was $551 million. Capital expenditures for the quarter amounted to $1.08 billion, including approximately $135 million of incremental expenditures for Katrina restoration efforts. Net of storm impacts, increased levels of capital expenditures were driven by planned 2006 acceleration of broadband investments toward the first half of the year.

Proposed Merger with AT&T

On March 5, 2006, BellSouth and AT&T announced an agreement to merge the two companies in a combination that will create a more effective and efficient provider of wireless, broadband, video, voice and data products. We currently expect the merger to close by the end of 2006.

The combination creates economies of scale to better enable investments in new technologies and to pursue opportunities in the broadband and enterprise markets, including integration of wireline/wireless product offerings. The combination of the two companies is expected to create enhanced marketing opportunities, significant network synergies and reduced overhead costs. The merger with AT&T is an excellent opportunity to take two complementary asset portfolios and make them stronger to benefit shareholders, customers and employees.

“To be successful in the marketplace, a company must innovate and deliver new services that customers want,” said Duane Ackerman. “The proposed merger of AT&T and BellSouth will create new potential for innovation and the ability to deliver those services with a more cost efficient operating structure. The communications industry is a world full of possibilities, and I believe that we now stand at the beginning of a great new day for communications in America.”

Communications Group

Communications Group revenue was $4.7 billion in the first quarter of 2006, a 1.3 percent increase compared to the same quarter of 2005. All retail business segments delivered improving revenue trends both year-over-year and sequentially driven by strong growth from data and long distance.

During the first quarter, BellSouth added a record 263,000 net new broadband DSL customers and served more than 3.1 million total customers at quarter-end. BellSouth offers four FastAccess services with simple pricing to meet market demand for a variety of speeds and prices. The company continues to see growth in demand and migrations towards higher speeds of DSL service. With improving churn and stable average revenue per unit, DSL continues to be a key value driver for BellSouth.

For the first quarter, network data revenue was $1.3 billion, up 9.0 percent from the same period of the prior year. Retail data revenue grew 15.8 percent from the same period last year driven by a 31.8 percent increase in retail DSL revenue and ongoing growth in revenue from emerging retail data services such as BellSouth® Metro Ethernet Service and BellSouth® Virtual Private Network. Total wholesale data was stable as demand for wholesale services from wireless carriers remained strong.

Customers continue to combine local and long distance voice, DSL, DIRECTV® and Cingular Wireless under the BellSouth Answers® bundles. BellSouth added 179,000 long distance customers and now serves almost 7.4 million long distance customers, a 59 percent penetration of its mass-market customer base. Once again, the company had strong growth in customers choosing to add DIRECTV® service to their BellSouth bundles, adding 105,000 customers. Through the first quarter of this year, 628,000 customers have included DIRECTV® service in their communications packages. By the end of first quarter 2006, more than 5 million residential customers had a BellSouth Answers® bundle, nearly 45 percent penetration of its retail residential lines.

As of March 31, 2006, total access lines were 19.8 million, down 238,000 compared to Dec. 31, 2005. Residential access line loss continues to be primarily driven by wireless substitution and, to a lesser extent, by competition from cable telephony providers. Retail residential access lines were down 120,000. Retail business access lines increased 21,000 driven by Small Business gains. Wholesale lines resold by BellSouth competitors were down 137,000 compared to Dec. 31, 2005.

Communications Group operating margin was 23.6 percent compared to 24.2 percent for the same quarter of the previous year. Margins were negatively impacted as the company incurred approximately $85 million in incremental expenses completing the network repairs associated with damage caused by Hurricane Wilma which struck southern Florida in late October 2005.

Summary Impacts of Hurricane Katrina

During the first quarter of 2006, BellSouth recognized incremental expenses associated with Hurricane Katrina of $94 million which is net of $20 million in insurance recoveries during the quarter. BellSouth also incurred approximately $135 million of incremental capital expenditures for Katrina restoration. Since the third quarter of 2005, BellSouth has incurred approximately $730 million for Katrina-related network restoration expense and capital spending. We expect a portion of the cost associated with the Hurricane Katrina recovery effort to be covered by insurance. While the exact amount has not been determined, our current estimate of the total amount of covered losses that will be covered by insurance, net of our deductible, is approximately $250 million. The actual recovery will vary depending on the outcome of the insurance loss adjustment effort.

Cingular Wireless

Cingular Wireless was the primary contributor to BellSouth’s earnings growth in the first quarter of 2006 as the benefits of scale and synergies created in its acquisition of AT&T Wireless are being realized. Cingular, the nation’s largest wireless provider, added 1.7 million net new customers during the first quarter of 2006, reaching 55.8 million total subscribers. Retail customer additions were 1.05 million for the quarter with nearly 90 percent coming from post-paid net additions. Overall monthly subscriber churn for the quarter was 1.9 percent, the lowest level ever, and post-paid churn also improved to a record 1.6 percent.

Cingular’s continued strong performance in customer additions and churn improvement can be attributed to improved service quality as the company integrates its networks, marketing campaigns that reinforce service improvements including “fewest dropped calls,” and a steady stream of innovative products and services.

In the first quarter of 2006, Cingular's revenues were $9.0 billion, an improvement of 9.1 percent over the same quarter a year ago and up 1.5 percent sequentially.

Average revenue per user (ARPU) in the first quarter of 2006 was $48.48, down 2.3 percent from the year-ago first quarter. The decline in ARPU can be primarily attributed to the recent increase in reseller customers, which typically carry a lower ARPU. Excluding the impacts of growth in reseller customers, Cingular ARPU improved year-over-year driven by growth in data services. Data ARPU continued its strong growth in the first quarter of 2006, increasing 41.1 percent to $5.22 compared to the first quarter of the previous year and up 10.8 percent sequentially.

For the first quarter of 2006, normalized operating income before depreciation and amortization (OIBDA) margin was 31.9 percent, which was a 640 basis point improvement compared to the first quarter of 2005. Cingular’s steady margin improvement is indicative of progress on its integration plans.

Advertising & Publishing

Reflecting continued momentum in the business, Advertising & Publishing revenue grew in the first quarter of 2006. Revenue was $506 million, up 3 percent compared to the same quarter of 2005 driven by growth in both print and online advertising services. Operating margins remained strong at 44.7 percent for the first quarter of 2006.

Normalizing Items

For the first quarter of 2006, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table. A full income statement reconciliation is included in the attached exhibits.

1Q06
GAAP Diluted EPS – Income from continuing operations	$0.43

Hurricane Katrina-related expenses	$0.03
Wireless merger integration costs	$0.03
Wireless merger intangible amortization	$0.05

Normalized Diluted EPS – Income from continuing operations	$0.54

Hurricane Katrina-related expenses – Represents incremental labor and material costs primarily related to service restoration and network repairs in BellSouth’s wireline business. These expenses have been reduced by partial insurance recoveries during the first quarter.

Wireless merger integration costs – Represents BellSouth’s 40 percent share of wireless merger integration costs incurred in connection with the Cingular/AT&T Wireless merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

Wireless merger intangible amortization – Represents BellSouth's 40 percent share of the non-cash amortization of intangibles, primarily customer lists, that were created in Cingular's acquisition of AT&T Wireless.

About BellSouth Corporation

BellSouth Corporation is a Fortune 500 communications company headquartered in Atlanta, Georgia. BellSouth has joint control and 40 percent ownership of Cingular Wireless, the nation's largest wireless voice and data provider with 55.8 million customers.

Backed by award-winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers®, residential and small business customers can bundle their local and long distance service with dial-up and high-speed DSL Internet access, satellite television and Cingular® Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers print and online directory advertising through The Real Yellow Pages® and YELLOWPAGES.COM™ from BellSouth.

BellSouth believes that diversity and fostering an inclusive environment are critical in maintaining a competitive advantage in today's global marketplace. More information about BellSouth can be found at http://www.bellsouth.com. Investor information can be found at http://www.bellsouth.com/investor.

Further information about BellSouth and Cingular’s first quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and Investor News summarizing highlights of the quarter are available at www.bellsouth.com/investor starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET).

Dial-in information for the conference call is as follows:

Domestic: 888-370-1863

International: 706-634-1735

The conference call will also be webcast live beginning at 10 a.m. (ET) on our Web site at www.bellsouth.com/investor. The webcast will be archived on our Web site.

A replay of the call will be available through April 27, 2006, and can be accessed by dialing:

Domestic: 800-642-1687 - Conference ID: 7031218

International: 706-645-9291 - Conference ID: 7031218

For More Information Contact:

Brent Fowler, Media Relations at 404-249-2839

BellSouth Investor Relations at 800-241-3419

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect our future results and could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions and (v) those factors contained in the Company's periodic reports.

Factors that could prevent or delay completion of the proposed merger with AT&T, could affect the future results of the merged company and could cause the merged company’s actual results to differ from those expressed in the forward-looking statements include: (i) our and AT&T’s ability to obtain governmental approvals of the proposed merger on the proposed terms and contemplated schedule; (ii) the failure of AT&T shareholders to approve the issuance of AT&T common shares in the merger or the failure of our shareholders to approve the merger; (iii) the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; (iv) the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC, may not be fully realized or may take longer to realize than expected; (v) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (vi) those factors contained in the preliminary proxy statement relating to the proposed merger filed with the SEC.

The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations website, www.bellsouth.com/investor.

NOTE: In connection with the proposed merger, AT&T Inc. (“AT&T”) filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation (“BellSouth”), with the Securities and Exchange Commission (the “SEC”) on March 31, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site ( www.sec.gov). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site ( www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.

AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants is included in the registration statement and joint proxy statement/prospectus contained therein, and other relevant documents filed with the SEC.

BellSouth Corporation
Consolidated Statements of Income - Reported Basis (unaudited)
(amounts in millions, except per share data)
Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

	1Q06	1Q05	Growth	4Q05	Growth

Operating Revenues
Communications group	$4,653	$4,593	1.3%	$4,702	-1.0%
Advertising and publishing	503	488	3.1%	525	-4.2%
All other	15	10	50.0%	15	0.0%
Total Operating Revenues	5,171	5,091	1.6%	5,242	-1.4%
Operating Expenses
Cost of services and products	2,122	1,920	10.5%	2,205	-3.8%
Selling, general & administrative expenses	918	894	2.7%	1,040	-11.7%
Depreciation and amortization	893	918	-2.7%	905	-1.3%
Provision for restructuring and asset impairments	(8)	7	*	95	*
Total Operating Expenses	3,925	3,739	5.0%	4,245	-7.5%
Operating Income	1,246	1,352	-7.8%	997	25.0%
Interest Expense	279	291	-4.1%	274	1.8%
Other Income (Expense), net	194	(24)	*	144	34.7%
Income from Continuing Operations before Income
Taxes	1,161	1,037	12.0%	867	33.9%
Provision for Income Taxes	377	354	6.5%	249	51.4%
Income from Continuing Operations	784	683	14.8%	618	26.9%
Income (Loss) from Discontinued Operations, net of tax	-	381	*	-	*
Net Income	$784	$1,064	-26.3%	$618	26.9%
Diluted:
Weighted Average Common Shares Outstanding	1,804	1,836	-1.7%	1,818	-0.8%
Earnings Per Share:
Income from Continuing Operations	$0.43	$0.37	16.2%	$0.34	26.5%
Income from Discontinued Operations	$0.00	$0.21	*	$0.00	*
Net Income	$0.43	$0.58	-25.9%	$0.34	26.5%
* - Not meaningful.

Selected Financial and Operating Data

Operating income	$1,246	$1,352	-7.8%	$997	25.0%
Operating margin	24.1%	26.6%	-250 bps	19.0%	510 bps

Declared dividends per share	$0.29	$0.27	7.4%	$0.29	0.0%

Capital expenditures excluding Hurricane Katrina	$945	$750	26.0%	$803	17.7%
Total capital expenditures	$1,081	$750	44.1%	$992	9.0%

Common shares outstanding	1,807	1,831	-1.3%	1,798	0.5%
Book value per share	$13.33	$12.93	3.1%	$13.09	1.8%

BellSouth Corporation
Consolidated Statements of Income - Normalized Basis (unaudited)
(amounts in millions, except per share data)

Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

	1Q06	1Q05	Growth	4Q05	Growth

Operating Revenues
Communications group	$4,574	$4,521	1.2%	$4,576	0.0%
Wireless	3,592	3,292	9.1%	3,539	1.5%
Advertising and publishing	503	488	3.1%	525	-4.2%
All other	15	10	50.0%	16	-6.3%
Total Operating Revenues	8,684	8,311	4.5%	8,656	0.3%
Operating Expenses
Cost of services and products	3,406	3,231	5.4%	3,370	1.1%
Selling, general, & administrative expenses	2,024	2,053	-1.4%	2,135	-5.2%
Depreciation and amortization	1,354	1,392	-2.7%	1,359	-0.4%
Total Operating Expenses	6,784	6,676	1.6%	6,864	-1.2%
Operating Income	1,900	1,635	16.2%	1,792	6.0%
Interest Expense	381	403	-5.5%	377	1.1%
Other Income (Expense), net	23	74	-68.9%	48	-52.1%
Income Before Income Taxes	1,542	1,306	18.1%	1,463	5.4%
Provision for Income Taxes	559	488	14.5%	498	12.2%
Net Income	$983	$818	20.2%	$965	1.9%
Diluted:
Weighted Average Common Shares Outstanding	1,804	1,836	-1.7%	1,818	-0.8%
Earnings Per Share	$0.54	$0.45	20.0%	$0.53	1.9%
* - Not meaningful.

Selected Financial and Operating Data

Operating income	$1,900	$1,635	16.2%	$1,792	6.0%
Operating margin	21.9%	19.7%	220 bps	20.7%	120 bps

Declared dividends per share	$0.29	$0.27	7.4%	$0.29	0.0%

Capital expenditures excluding Hurricane Katrina	$945	$750	26.0%	$803	17.7%
Total capital expenditures	$1,081	$750	44.1%	$992	9.0%

Common shares outstanding	1,807	1,831	-1.3%	1,798	0.5%
Book value per share	$13.33	$12.93	3.1%	$13.09	1.8%
Total employees	62,979	62,636	0.5%	63,066	-0.1%

BellSouth Corporation
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions, except per share data)
First Quarter 2006			Normalizing Items
		Discon-	Contin-		Wireless	Wireless	Hurri-
		tinued	uing		Merger	Merger	cane-
		Opera-	Opera-		Integration	Intangible	related
		tions	tions	Cingular	Costs	Amort.	Expenses
	GAAP	A	(GAAP-A)	B	C	D	E	Normalized

Operating Revenues	$5,171	$-	$5,171	$3,513	$-	$-	$-	$8,684
Operating Expenses	3,925	-	3,925	3,190	(94)	(143)	(94)	6,784
Operating Income	1,246	-	1,246	323	94	143	94	1,900
Interest Expense	279	-	279	102	-	-	-	381
Other Income (Expense), net	194	-	194	(171)	-	-	-	23
Income from Continuing Operations before Income Taxes	1,161	-	1,161	50	94	143	94	1,542
Provision for Income Taxes	377	-	377	50	38	58	36	559
Income from Continuing Operations	784	-	784	-	56	85	58	983
Income (Loss) from Discontinued Operations, net of tax	-	-	-	-	-	-	-	-
Net Income	$784	$0	$784	$0	$56	$85	$58	$983
Diluted Earnings Per Share	$0.43	$-	$0.43	$-	$0.03	$0.05	$0.03	$0.54

BellSouth Corporation
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions, except per share data)

First Quarter 2005				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger	Debt
		Opera-	Opera-		Integration	Intangible	Exting.
		tions	tions	Cingular	Costs	Amort.	Costs
	GAAP	A	(GAAP-A)	B	C	D	F	Normalized

Operating Revenues	$5,091	$-	$5,091	$3,220	$-	$-	$-	$8,311
Operating Expenses	3,739	-	3,739	3,175	(42)	(196)	-	6,676
Operating Income	1,352	-	1,352	45	42	196	-	1,635
Interest Expense	291	-	291	112	-	-	-	403
Other Income (Expense), net	(24)	-	(24)	76	-	-	22	74
Income from Continuing Operations before Income Taxes	1,037	-	1,037	9	42	196	22	1,306
Provision for Income Taxes	354	-	354	9	21	96	8	488
Income from Continuing Operations	683	-	683	-	21	100	14	818
Income (Loss) from Discontinued Operations, net of tax	381	(381)	-	-	-	-	-	-
Net Income	$1,064	($381)	$683	$-	$21	$100	$14	$818
Diluted Earnings Per Share	$0.58	($0.21)	$0.37	$-	$0.01	$0.06	$0.01	$0.45

BellSouth Corporation
Notes to Normalized Financial and Operating Data (pages 3 and 4)
(amounts in millions, except per share data)

Our normalized earnings have been adjusted for the following:

(a)

Discontinued Operations - In March 2004, we announced our intention to sell our 10 Latin American properties. Accordingly, results of the Latin American operations are shown as Discontinued Operations and thus excluded from normalized results. The 1st quarter 2005 results include an after-tax gain of $390 related to the final 2 properties that were closed in January.

(b)

The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

(c)

Wireless Merger Integration Costs – Represents BellSouth’s 40% share of wireless merger integration costs incurred in connection with the Cingular/AT&T Wireless merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

(d)

Wireless Merger Intangible Amortization – Represents BellSouth’s 40% share of the non-cash amortization of intangibles, primarily customer lists, that were created in Cingular’s acquisition of AT&T Wireless.

(e)

Hurricane Katrina-related Expenses - Represents incremental labor and material costs primarily related to service restoration and network repairs in BellSouth's wireline business. These expenses have been reduced by partial insurance recoveries during the 1st quarter of 2006.

(f) Debt Extinguishment Costs - Represents one-time expenses associated with the early extinguishment of $400 of long-term debt in the 1st quarter of 2005.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

	March 31,	Dec. 31,	Change vs.
	2006	2005	Prior Year

Assets
Current Assets:
Cash and cash equivalents	$247	$427	($180)
Short-term investments	54	-	54
Accounts receivable, net of allowance for uncollectibles of $281 and $289	2,409	2,555	(146)
Material and supplies	412	385	27
Other current assets	982	842	140
Total Current Assets	4,104	4,209	(105)

Investment in and advances to Cingular Wireless	21,882	21,274	608
Property, plant and equipment, net	21,870	21,723	147
Other assets	8,199	7,814	385
Intangible assets, net	1,595	1,533	62
Total Assets	$57,650	$56,553	$1,097

Liabilities and Shareholders’ Equity
Current Liabilities:
Debt maturing within one year	$4,408	$4,109	$299
Accounts payable	1,041	1,040	1
Other current liabilities	3,686	3,505	181
Total Current Liabilities	9,135	8,654	481

Long-Term Debt	13,062	13,079	(17)

Noncurrent Liabilities:
Deferred income taxes	6,727	6,607	120
Other noncurrent liabilities	4,641	4,679	(38)
Total Noncurrent Liabilities	11,368	11,286	82

Shareholders’ Equity:
Common stock, $1 par value	2,020	2,020	-
Paid-in capital	7,931	7,960	(29)
Retained earnings	20,612	20,383	229
Accumulated other comprehensive income	32	(14)	46
Shares held in trust and treasury	(6,510)	(6,815)	305
Total Shareholders’ Equity	24,085	23,534	551
Total Liabilities and Shareholders’ Equity	$57,650	$56,553	$1,097

BellSouth Corporation
Consolidated Statements of Cash Flows (unaudited)
(amounts in millions, except per share data)

	1Q06	1Q05	4Q05

Cash Flows from Operating Activities:
Income from Continuing Operations	$784	$683	$618
Adjustments to income from continuing operations:
Depreciation and amortization	893	918	905
Provision for uncollectibles	87	85	90
Net losses (earnings) of equity affiliates	(139)	80	(80)
Deferred income taxes	59	(45)	255
Pension income	(130)	(133)	(133)
Stock-settled compensation expense	17	25	24
Loss on extinguishment of debt	-	22	-
Net change in:
Accounts receivable and other current assets	(79)	(84)	(179)
Accounts payable and other current liabilities	78	23	(781)
Deferred charges and other assets	(23)	20	(49)
Other liabilities and deferred credits	78	103	103
Other reconciling items, net	7	(5)	1
Net cash provided by operating activities	1,632	1,692	774

Cash Flows from Investing Activities:
Capital expenditures	(1,081)	(750)	(992)
Purchase of short-term investments	(308)	(186)	(789)
Proceeds from sale of short-term investments	254	202	1,155
Investments in debt and equity securities	(200)	(32)	(129)
Net (advances to) repayments from Cingular	(466)	400	(109)
Proceeds from sale of securities and operations		929	42
Other investing activities, net	(12)	(3)	11
Net cash provided by (used for) investing activities	(1,813)	560	(811)

Cash Flows from Financing Activities:
Net borrowings (repayments) of short-term debt	713	(1,074)	247
Repayments of long-term debt	(417)	(662)	(13)
Dividends paid	(521)	(494)	(531)
Purchase of treasury shares	(50)	(77)	(959)
Proceeds from issuing common stock	260	19	55
Other financing activities, net	16	(13)	1
Net cash used for financing activities	1	(2,301)	(1,200)

Net Increase/(Decrease) in Cash from Continuing Operations	(180)	(49)	(1,237)
Net Increase/(Decrease) in Cash from Discontinued Operations	-	(115)	-
Net Increase/(Decrease) in Cash and Cash Equivalents	(180)	(164)	(1,237)
Cash and Cash Equivalents at Beginning of Period	427	680	1,664
Cash and Cash Equivalents at End of Period	$247	$516	$427

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Communications Group(1)

	1Q06	1Q05	Growth	4Q05	Growth

Operating Revenues
Voice	$3,129	$3,154	-0.8%	$3,131	-0.1%
Data	1,264	1,160	9.0%	1,252	1.0%
Other	286	304	-5.9%	298	-4.0%
Total Operating Revenues	4,679	4,618	1.3%	4,681	0.0%
Operating Expenses
Cost of services and products	1,959	1,853	5.7%	1,908	2.7%
Selling, general, & administrative expenses	729	738	-1.2%	847	-13.9%
Depreciation and amortization	886	910	-2.6%	899	-1.4%
Total Operating Expenses	3,574	3,501	2.1%	3,654	-2.2%
Segment Operating Income	1,105	1,117	-1.1%	1,027	7.6%
Interest Expense	107	98	9.2%	99	8.1%
Other Income (Expense), net	7	11	-36.4%	23	-69.6%
Income Before Income Taxes	1,005	1,030	-2.4%	951	5.7%
Provision for Income Taxes	351	366	-4.1%	343	2.3%
Segment Net Income (1)	$654	$664	-1.5%	$608	7.6%
* - Not meaningful.

Selected Financial and Operating Data

(amounts in millions)
Segment operating income	$1,105	$1,117	-1.1%	$1,027	7.6%
Segment operating margin	23.6%	24.2%	-60 bps	21.9%	170 bps

DSL revenues	$382	$293	30.4%	$353	8.2%
Long distance revenues	$639	$578	10.6%	$630	1.4%

Switched Access MOUs	15,324	16,130	-5.0%	15,310	0.1%
BSLD MOUs	6,626	6,011	10.2%	6,539	1.3%
Total Access minutes of use	21,950	22,141	-0.9%	21,849	0.5%

Capital expenditures excluding Hurricane Katrina	$936	$742	26.1%	$794	17.9%
Total capital expenditures	$1,072	$742	44.5%	$983	9.1%
(amounts in thousands)
Wholesale lines	2,087	2,884	-27.6%	2,224	-6.2%
DSL customers	3,145	2,349	33.9%	2,882	9.1%
LD customers	7,358	6,470	13.7%	7,179	2.5%

Consumer ARPU (3)	$62.05	$58.23	6.6%	$60.53	2.5%

BellSouth Corporation
Results by Segment (unaudited)
Supplemental Operating Data (in thousands)

Communications Group – Network Access Lines in Service Reported (a)

	1Q06	1Q05	Growth	4Q05	Growth
Access lines
Residence
Retail
Primary	11,231	11,751	-4.4%	11,319	-0.8%
Additional	1,131	1,304	-13.3%	1,163	-2.8%
Total Retail Residence	12,362	13,055	-5.3%	12,482	-1.0%
Wholesale
Total Wholesale Voice Lines	1,392	2,020	-31.1%	1,488	-6.5%
Total Residence	13,754	15,075	-8.8%	13,970	-1.5%

Business
Retail
Total Retail Business	5,327	5,251	1.4%	5,306	0.4%
Wholesale
Total Wholesale Voice Lines	629	797	-21.1%	668	-5.8%
Total Business	5,956	6,048	-1.5%	5,974	-0.3%

Other Retail/Wholesale Lines
Retail	23	29	-20.7%	25	-8.0%
Wholesale	66	67	-1.5%	68	-2.9%
Total Other Retail/Wholesale Lines	89	96	-7.3%	93	-4.3%

Total Access Lines in Service	19,799	21,219	-6.7%	20,037	-1.2%

ISDN line equivalents
Residence	6	9	-33.3%	6	0.0%
Business	1,456	1,416	2.8%	1,465	-0.6%
Total ISDN Adjusted ALIS	21,261	22,644	-6.1%	21,508	-1.1%
Access Line Equivalents (b)
Selected digital data services:
Unbundled Loops	340	267	27.3%	306	11.1%
DS0 and ADSL	19,124	14,369	33.1%	17,558	8.9%
DS1	8,225	7,861	4.6%	8,214	0.1%
DS3 & higher	35,501	32,448	9.4%	34,925	1.6%
Total digital data lines in service	63,190	54,945	15.0%	61,003	3.6%

Total equivalent access lines in service	84,451	77,589	8.8%	82,511	2.4%
* - Not meaningful.
(a)	Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.
(b)

Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Wireless Segment (1) (a)

	1Q06	1Q05	Growth	4Q05	Growth

Operating Revenues
Service revenues (2)	$3,202	$2,968	7.9%	$3,111	2.9%
Equipment and other revenues	390	324	20.4%	428	-8.9%
Total Operating Revenues	3,592	3,292	9.1%	3,539	1.5%
Operating Expenses
Cost of services and products	1,452	1,375	5.6%	1,467	-1.0%
Selling, general, & administrative expenses	1,119	1,159	-3.5%	1,108	1.0%
Depreciation and amortization	461	474	-2.7%	454	1.5%
Total Operating Expenses	3,032	3,008	0.8%	3,029	0.1%
Segment Operating Income	560	284	97.2%	510	9.8%
Interest Expense	119	135	-11.9%	117	1.7%
Other Income (Expense), net	(12)	4	*	(3)	*
Income Before Income Taxes	429	153	180.4%	390	10.0%
Provision for Income Taxes	186	86	116.3%	166	12.0%
Segment Net Income (1)	$243	$67	262.7%	$224	8.5%

Selected Financial and Operating Data

(amounts in millions, except customer data in thousands)
Segment operating income	$560	$284	97.2%	$510	9.8%
Segment operating margin	15.6%	8.6%	700 bps	14.4%	120 bps
Cellular/PCS Operating Metrics (100% Cingular)**:
Total Customers (7)	55,810	50,350	10.8%	54,144	3.1%
Net Customer Additions (7)	1,679	1,367	22.8%	1,820	-7.7%
Partitioned Customers and/or Adjustments (7)	(13)	(149)	*	32	*
Churn (8)	1.9%	2.2%	-30 bps	2.1%	-20 bps
Wireless Service ARPU (3)	$48.48	$49.60	-2.3%	$48.86	-0.8%
Minutes of Use Per Subscriber (4)	698	628	11.1%	700	-0.3%
Licensed POPs (5)	296	293	1.0%	294	0.7%
Penetration (6)	19.8%	17.7%	210 bps	18.9%	90 bps
* - Not meaningful.
** - These metrics and calculations are not impacted by the 1Q06 normalization of wireless merger integration costs and wireless merger intangible amortization.

(a) The wireless segment is comprised of BellSouth’s 40% share of the reported results of Cingular Wireless.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Advertising & Publishing (1)

	1Q06	1Q05	Growth	4Q05	Growth

Operating Revenues
Advertising and publishing revenues	$487	$475	2.5%	$475	2.5%
Commission revenues	19	16	18.8%	54	-64.8%
Total Operating Revenues	506	491	3.1%	529	-4.3%
Operating Expenses
Cost of services	93	90	3.3%	91	2.2%
Selling, general, & administrative expenses	179	163	9.8%	186	-3.8%
Depreciation and amortization	8	7	14.3%	7	14.3%
Total Operating Expenses	280	260	7.7%	284	-1.4%
Segment Operating Income	226	231	-2.2%	245	-7.8%
Interest Expense	5	3	66.7%	4	25.0%
Other Income (Expense), net	(2)	(1)	-100.0%	(1)	-100.0%
Income Before Income Taxes	219	227	-3.5%	240	-8.8%
Provision for Income Taxes	79	86	-8.1%	86	-8.1%
Segment Net Income (1)	$140	$141	-0.7%	$154	-9.1%

Segment operating income	$226	$231	-2.2%	$245	-7.8%
Segment operating margin	44.7%	47.0%	-230 bps	46.3%	-160 bps
* - Not meaningful.

BellSouth Corporation
Notes

(1)

Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Certain intersegment revenues are not eliminated for purposes of management reporting.

(2)	Wireless service revenues include activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Wireless segment.

(3)	Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business.
Consumer ARPU is defined as consumer revenues during the period divided by average primary access lines during the period.

Wireless Service ARPU is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

(4)

Effective with the 1Q05 reporting period, the Total Minutes of Use per Cellular/PCS Subscriber (MOUs) definition has been revised to exclude SMS activity. Effective 2Q05 the MOU definition was changed, and prior period results recast, to include Local MOUs and Outcollect MOUs in the numerator. Prior to the change, the numerator was defined as Local MOUs.

(5)

Licensed POPs refers to the number of people residing in areas where Cingular and its partners have licenses to provide cellular or PCS service including areas where Cingular has not yet commenced service. Licensed POPs have been restated in periods 4Q04 through 2Q05 due to a reconciliation of respective licenses.

(6)	Penetration calculation for 1Q06 is based on licensed “operational” POPs of 282 million.

(7)

Cellular/PCS customers include customers served through reseller agreements. Cingular revised its customer counts and related data for the 4Q04 through 2Q05 reporting periods to correct reporting of certain subscriber activity.

(8)

Cellular/PCS churn is calculated by dividing the aggregate number of Cellular/PCS customers who cancel service during each month in a period by the total number of Cellular/PCS customers at the beginning of each month in that period.

BellSouth Corporation
Non-GAAP Measures – Reconciliation (amounts in millions) (unaudited)
Segment Net Income Reconciliation to GAAP Net Income
	1Q06	1Q05	4Q05
Communications Group segment Net Income	$654	$664	$608
Wireless segment Net Income	243	67	224
Advertising and Publishing Group segment Net Income	140	141	154
Corporate, eliminations and other	(54)	(54)	(21)
Normalized Net Income	983	818	965
Add back Excluded non-recurring or non-operational items (a)	(199)	246	(347)
Consolidated GAAP Net Income	$784	$1,064	$618

Free Cash Flow
	1Q06	1Q05	4Q05
Net cash provided by Operating Activities	$1,632	$1,692	$774
Less Capital Expenditures	(1,081)	(750)	(992)
Operating Free Cash Flow	$551	$942	($218)

Net Debt	March 31,	Dec. 31,
	2006	2005
Total Debt	$17,470	$17,188
Less Cash	(247)	(427)
Net Debt	$17,223	$16,761

Communications Group Operating Income before Depreciation and Amortization
	1Q06	1Q05	4Q05
Operating Revenues	$4,679	$4,618	$4,681
Operating Income	1,105	1,117	1,027
Add back Depreciation and Amortization	886	910	899
Operating Income before Depreciation and Amortization	$1,991	$2,027	$1,926
Margin	42.6%	43.9%	41.1%

Wireless Operating Income before Depreciation and Amortization
	1Q06	1Q05	4Q05
Service Revenues	$3,202	$2,968	$3,111
Equipment and Other Revenues	390	324	428
Operating Revenues	3,592	3,292	3,539
Operating Income	560	284	510
Operating Margin (Operating Income divided by Operating Revenues) (b)	15.6%	8.6%	14.4%
Add back Depreciation and Amortization	461	474	454
Operating Income before Depreciation and Amortization	$1,021	$758	$964
Margin (Operating Income before Depr & Amort divided by Service Revenues) (b)	31.9%	25.5%	31.0%

(a) See pages 3 and 4 for detail of excluded items.
(b) Margin calculations for our wireless segment represent 40% of Cingular’s margin calculations adjusted for related normalized items as presented on pages 3-4.

BellSouth Corporation
Hurricane Katrina Revenue Impacts
(amounts in millions, except per share data)
Advertising & Publishing:

	1Q06	1Q05	Growth	4Q05	Growth

As reported (with Katrina customer bill credits):
Operating revenues	$506	$491	3.1%	$529	-4.3%

Pro forma (without Katrina customer bill credits):
Operating revenues	$506	$491	3.1%	$545	-7.2%

Impact of Hurricane Katrina bill credits on:
Operating revenues	$-	$-	0 bps	($16)	290 bps

BellSouth Corporation
Cingular Amortization Reconciliation
(amounts in millions, except per share data)
Consolidated

	4Q04	2004	1Q05	2Q05	3Q05

Normalized D&A – as originally disclosed	$1,472	$4,868	$1,588	$1,524	$1,501
Wireless merger intangible amortization	($159)	($159)	($196)	($179)	($158)
Normalized D&A	$1,313	$4,709	$1,392	$1,345	$1,343

Normalized Operating Income – as originally disclosed	$1,270	$6,272	$1,439	$1,634	$1,659
Wireless merger intangible amortization	$159	$159	$196	$179	$158
Normalized Operating Income	$1,429	$6,431	$1,635	$1,813	$1,817

Normalized Operating Margin – as originally disclosed	16.0%	22.4%	17.3%	19.2%	19.5%
Wireless merger intangible amortization	2.0%	0.6%	2.4%	2.1%	1.9%
Normalized Operating Margin	18.0%	23.0%	19.7%	21.3%	21.4%

Normalized Earnings Per Share – as originally disclosed	$0.35	$1.83	$0.39	$0.46	$0.46
Wireless merger intangible amortization	$0.04	$0.04	$0.06	$0.05	$0.05
Normalized Earnings Per Share	$0.39	$1.87	$0.45	$0.51	$0.51

Wireless Segment

	4Q04	2004	1Q05	2Q05	3Q05

Normalized D&A – as originally disclosed	$556	$1,232	$670	$608	$579
Wireless merger intangible amortization	($159)	($159)	($196)	($179)	($158)
Normalized D&A	$397	$1,073	$474	$429	$421

Normalized Operating Income – as originally disclosed	$27	$736	$88	$283	$397
Wireless merger intangible amortization	$159	$159	$196	$179	$158
Normalized Operating Income	$186	$895	$284	$462	$555

Normalized Operating Margin – as originally disclosed	0.9%	9.4%	2.7%	8.2%	11.3%
Wireless merger intangible amortization	5.6%	2.0%	5.9%	5.2%	4.6%
Normalized Operating Margin	6.5%	11.4%	8.6%	13.4%	15.9%

Wireless merger intangible amortization – Represents BellSouth’s 40 percent share of the non-cash amortization of intangibles, primarily customer lists, that were created in Cingular’s acquisition of AT&T Wireless.